SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 16, 1997


Commission File Number    0-132-58


                              BOOLE & BABBAGE, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                  Delaware                                    94- 1651571
                  --------                                    -----------
         (State or other jurisdiction of                     (I.R.S. Employer
         Incorporation or organization)                     Identification No.)


                3131 Zanker Road, San Jose, California 95134-1933
                -------------------------------------------------
                    (Address of principal executive offices)


Registrant's Telephone number, including area code:  408-526-3000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial statements of business acquired.

                  MAXM Systems Corporation are filed herewith:

                  Report of Coopers & Lybrand LLP, Independent Auditors

                  MAXM Systems Corporation Consolidated Balance Sheets as of
                       September 30, 1996 and 1995

                  MAXM Systems Corporation Consolidated Statements of Operations
                       for the years ended September 30, 1996 and 1995

                  MAXM Systems Corporation Consolidated Statements of
                       Stockholders' Deficit for the years ended September 30, 1996 and 1995

                  MAXM Systems Corporation Consolidated Statements of Cash Flows
                       for the years ended September 30, 1996 and 1995

                  MAXM Systems Corporation Notes to Consolidated Financial
                       Statements

                  Unaudited Consolidated Balance Sheet as of December 31, 1996

                  Unaudited Consolidated Statement of Operations for the three months ended December 31, 1996 and 1995

                  Unaudited Consolidated Statements of Cash Flows for the three months ended December 31, 1996 and 1995

                  Notes to Unaudited Consolidated Financial Statements

                            MAXM SYSTEMS CORPORATION

                                    --------

                        CONSOLIDATED FINANCIAL STATEMENTS
                 for the years ended September 30, 1996 and 1995
                                       AND
                                 REPORT THEREON

                                    --------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Report of Independent Accountants                                           1

Consolidated Financial Statements:

Consolidated Balance Sheets                                                 2

Consolidated Statements of Operations                                       3

Consolidated Statements of Stockholders' Deficit                            4

Consolidated Statements of Cash Flows                                       5

Notes to Consolidated Financial Statements                                 6-15

                        Report of Independent Accountants

To the Board of Directors of
    MAXM Systems Corporation

We have audited the accompanying consolidated balance sheets of MAXM Systems Corporation (the Company) as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Company has been acquired by Boole & Babbage, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MAXM Systems Corporation as of September 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




\Coopers & Lybrand LLP\

Washington, D.C.
April 10, 1997

                            MAXM SYSTEMS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 1996 and 1995
                                                 ASSETS
                                                                                  1996                1995
                                                                           ----------------      ---------------
Current assets:
   Cash and cash equivalents                                               $     1,661,933       $    3,615,574
   Accounts receivable, net                                                      4,673,744            6,271,951
   Installment receivables                                                       2,116,107                 --
   Prepaid expenses and other current assets                                       817,204              945,678
   Prepaid software licenses                                                       291,372              918,716
   Notes receivable from officers                                                   92,000                 --
                                                                           ----------------      ---------------
            Total current assets                                                 9,652,360           11,751,919
                                                                           ----------------      ---------------

Property and equipment, at cost                                                  9,735,842            7,880,659
Accumulated depreciation and amortization                                       (5,667,984)         ( 4,307,229)
                                                                           ----------------      ---------------
                                                                                 4,067,858            3,573,430

Restricted cash                                                                    292,700              291,000
Notes receivable from officers                                                        --                133,545
Prepaid software licenses                                                          400,000                 --
Other assets                                                                       127,885              233,923
                                                                           ----------------      ---------------
            Total assets                                                   $    14,540,803       $   15,983,817
                                                                           ================      ===============

                                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                        $       962,620      $     1,666,285
   Accrued liabilities                                                           4,257,078            3,643,742
   Deferred revenue - current portion                                            4,015,760            3,230,535
   Line of credit                                                                2,160,000                 --
   Current portion of long-term debt                                               176,444              167,231
   Capital lease obligations - current portion                                     852,225              495,728
                                                                           ----------------     ----------------
            Total current liabilities                                           12,424,127            9,203,521

Deferred revenue - long-term portion                                             1,488,583                 --
Long-term debt, less current portion                                                75,000              200,444
Capital lease obligations - long-term                                              705,350              529,087
Deferred rent                                                                      743,709              671,898
Commitments and contingencies                                                        --                    --
Convertible preferred stock                                                     29,531,698           29,531,698

Stockholders' deficit:
   Common stock, par value $.01;  12,000,000  shares  authorized;
     1,319,772 and 952,372 shares issued and outstanding at
     September 30, 1996 and 1995, respectively                                      13,197                9,523
   Additional paid-in capital                                                   13,868,705           13,622,617
   Accumulated deficit                                                         (44,314,876)         (37,732,329)
   Foreign currency translation adjustment                                           5,310               38,272
   Less stock subscription receivable                                               --                  (90,914)
                                                                           ----------------     ----------------
            Total stockholders' deficit                                        (30,427,664)         (24,152,831)
                                                                           ----------------     ----------------
            Total liabilities and stockholders' deficit                    $    14,540,803      $    15,983,817
                                                                           ================     ================

              The accompanying  notes are an integral part of these consolidated financial statements.



                                             MAXM SYSTEMS CORPORATION
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                  for the years ended September 30, 1996 and 1995

                                                                        1996                       1995
                                                                    ------------               ------------
Revenues:
     Software license fees                                           $ 7,094,956               $ 11,466,469
     Services and other                                                7,684,416                  5,202,575
                                                                    ------------               ------------
                                                                      14,779,372                 16,669,044
                                                                    ------------               ------------

Cost of revenues:
     Software license fees                                             1,011,943                    859,581
     Services and other                                                4,136,428                  3,330,159
                                                                    ------------               ------------
                                                                       5,148,371                  4,189,740
                                                                    ------------               ------------
          Gross profit                                                 9,631,001                 12,479,304


Operating expenses:
     Sales and marketing                                               10,35,792                  9,153,464
     Research and development                                          3,052,481                  4,461,602
     General and administrative                                        2,620,917                  2,237,340
                                                                    ------------               ------------
          Total operating expenses                                    16,209,190                 15,852,406
                                                                    ------------               ------------
Loss from operations                                                  (6,578,189)                (3,373,102)


Other income and expense:
     Interest income                                                     149,139                    227,377
     Interest expense                                                   (448,438)                  (224,115)
                                                                    ------------               ------------
Loss from continuing operations before income taxes                   (6,877,488)                (3,369,840)
Income tax benefit                                                        --                        924,000
                                                                    ------------               ------------
Loss from continuing operations                                       (6,877,488)                (2,445,840)
Discontinued operations:
Income from discontinued operations
  of hardware sales                                                      294,941                    113,566
                                                                    ------------               ------------
Loss before extraordinary item                                        (6,582,547)                (3,256,274)
Extraordinary gain on early extinguishment
  of debt, net of tax provision of $924,000                               --                      1,506,766
                                                                    ------------               ------------
          Net loss                                                  $ (6,582,547)              $   (825,508)
                                                                    ============               ============

              The accompanying  notes are an integral part of these consolidated financial statements.


                                             MAXM SYSTEMS CORPORATION
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                  for the years ended September 30, 1996 and 1995




                                          Common stock          Additional
                                      --------------------       Paid-in      Accumulated
                                      Shares     Par Value       Capital         Deficit          Other              Total
                                      ------     ---------    -----------------------------------------------------------------
Balance at September 30, 1994        772,028        $ 7,720    $13,577,508   $(36,906,821)       $(30,138)         $(23,351,731)

Issuance of common
     stock                           180,344          1,803         45,109           --              --                  46,912

Foreign currency
     translation                        --             --             --             --            (6,005)               (6,005)

Stock subscription
    receivable                          --             --             --             --           (16,499)              (16,499)

Net loss                                --             --             --         (825,508)           --                (825,508)
                                  ----------------------------------------------------------------------------------------------

Balance at September 30, 1995        952,372          9,523     13,622,617    (37,732,329)        (52,642)          (24,152,831)

Issuance of common
     stock                           367,400          3,674        246,088           --              --                 249,762

Foreign currency
     translation                        --             --             --             --           (32,962)              (32,962)

Stock subscription
    payment                             --             --             --             --            90,914                90,914

Net loss                                --             --             --       (6,582,547)           --              (6,582,547)
                                  ----------------------------------------------------------------------------------------------

Balance at September 30, 1996      1,319,772        $13,197    $13,868,705   $(44,314,876)       $  5,310          $(30,427,664)
                                  ==============================================================================================

              The accompanying  notes are an integral part of these consolidated financial statements.


                                             MAXM SYSTEMS CORPORATION
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  for the years ended September 30, 1996 and 1995

                                                                    1996                     1995
                                                                --------------------------------------
Operating activities:
   Net loss                                                     $(6,582,547)             $  (825,508)
   Adjustments to reconcile net loss to net cash
         used in operating activities:
       Gain on early extinguishment of debt                                               (2,430,766)
       Depreciation and amortization                              1,525,314                1,099,338
       Noncash compensation and severance expense
                                                                     73,500                     --
       Changes in operating assets and liabilities:
         Accounts receivable                                      1,598,207               (1,299,327)
         Installment receivables                                 (2,116,107)                    --
         Prepaid software licenses                                  227,344                 (918,716)
         Restricted cash                                             (1,700)                (291,000)
         Other assets                                               106,038                  972,050
         Prepaid expense and other current assets                   128,474                 (475,597)
         Accounts payable                                          (703,665)                (737,670)
         Accrued liabilities                                        613,336                1,859,918
         Deferred revenue                                         2,273,808                  963,776
         Deferred rent                                               71,811                     --
                                                                -----------              -----------
            Net cash used in operating activities                (2,786,187)              (2,083,502)
                                                                -----------              -----------

Investing activities:
   Purchases of property and equipment                           (2,019,742)              (2,257,687)
   Issuance of notes receivable                                     (25,000)                    --
   Payments on notes receivable                                      33,545                   14,580
                                                                -----------              -----------
         Net cash used in investing activities                   (2,011,197)              (2,243,107)
                                                                -----------              -----------

Financing activities:
   Proceeds from issuance of stock                                  209,262                4,030,383
   Proceeds from line of credit                                   2,600,000                     --
   Payments on line of credit                                      (440,000)                    --
   Principal payments on long-term debt                            (116,231)              (2,397,161)
   Borrowings on sale-leaseback transactions                      1,184,343                  854,626
   Principal payments on capital lease obligations                 (651,583)                (314,418)
   Payments on stock subscription receivable                         90,914                     --
                                                                -----------              -----------
            Net cash provided by financing activities             2,876,705                2,173,430
                                                                -----------              -----------
Effect of exchange rate changes on cash                             (32,962)                  (6,005)
                                                                -----------              -----------
Net decrease in cash and cash equivalents                        (1,953,641)              (2,159,184)
Cash and cash equivalents at beginning of year                    3,615,574                5,774,758
                                                                -----------              -----------
Cash and cash equivalents at end of year                        $ 1,661,933              $ 3,615,574
                                                                ===========              ===========

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

1.     Organization

        MAXM Systems Corporation (the "Company") offers its customers integrated operations management solutions that maximize availability of the computing infrastructure. The Company's focus is the full spectrum of automated operations for distributed systems management. The Company's leading software product, MAX/Enterprise, automates the operations management of systems and networks by filtering and reducing event data streams and automating actions to recover, restore and correct problems. MAX/Enterprise was completed and licensed to its first customer during 1991.

        The Company has three wholly-owned subsidiaries, MAXM Systems Limited, located in the United Kingdom, MAXM Systems Corporation of Canada, located in Toronto, Canada, and MAXM Systems Corporation of Germany, located in Munich, Germany. These subsidiaries distribute MAX/Enterprise and perform related professional services.

        Effective January 16, 1997, the Company was acquired in a transaction which was expected to be accounted for as a pooling-of-interests. All of the Company's preferred and common shareholders received shares of Boole & Babbage, Inc.'s common stock based on the proportionate fair value of their equity interest in the Company.

 2.     Summary of Significant Accounting Policies

        Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and all wholly-owned subsidiaries. Upon consolidation, all intercompany accounts and transactions are eliminated.

        Cash and Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. For these short-term investments, the carrying amount approximates fair value.

        Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives, generally ranging from 3 to 5 years. Gains and losses upon asset disposal are taken into income. Assets under capital leases are amortized on the straight-line method over the shorter of the assets' useful lives or the relevant lease term, ranging from 2.5 to 4 years.

        Deferred Rent

        Deferred rent includes the effect of rental incentives and scheduled rent increases associated with the office lease which commenced February 1995. Rent expense is recognized on a straight-line basis over the lease term.

        Deferred Revenue

        The Company records deferred revenue for services billed in advance of recognition of revenue. Deferred revenue is recognized ratably over the service period.

        Prepaid Software Licenses

        The Company purchases software licenses under a prepayment arrangement from a software vendor. The licenses are subsequently sold as part of the Company's integrated operations management software product line. Prepaid software licenses are charged to cost of software license fees as products are delivered to customers.

        Revenue Recognition

        The Company recognizes revenues in accordance with the provisions of AICPA Statement of Position 91-1, Software Revenue Recognition. Specifically, the Company recognizes software revenue upon delivery and upon the determination that collectibility is probable. Service revenues are recognized as they are performed. For license agreements where maintenance is bundled with the software license, an appropriate portion of these license fees is deferred and amortized over the initial maintenance period.

        Software Development Costs

        Research and development costs are expensed as incurred. In accordance with Statement of Financial Accounting Standards No. 86, the Company has not capitalized software development costs as of September 30, 1996 and 1995 as the costs incurred from the point of technological feasibility to the point of marketability are deemed immaterial.

        Income Taxes

        The Company reports its income taxes in compliance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" whereby deferred tax liabilities and assets are recognized for temporary differences between financial statement reporting and income tax purposes. If necessary, management records a valuation allowance for deferred tax assets.

        Concentration of Credit Risk

        The Company sells its products to various companies across several industries. The Company performs on-going credit evaluations of its customers and maintains reserves for potential credit losses. Neither the reserves established nor the losses incurred have been material. The Company generally requires no collateral from its customers.

        The Company's cash management and investment policies restrict investments to investment quality, highly liquid securities. Cash and cash equivalents consist principally of money market investments and demand deposits with high quality financial institutions. At times such investments and deposits may be in excess of the FDIC insurance limit; however, no losses have been experienced.

        Stock-Based Compensation

        In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). Management has chosen to adopt the disclosure-only provisions of the standard in 1997. Therefore, the adoption of this standard is not expected to have an effect on the Company's financial position or results of operations.

        Transfers of Financial Assets

        The FASB also issued Statement of Financial Accounting Standard No. 125 (SFAS No. 125), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which requires the entity to recognize the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. Management believes the impact will be immaterial.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Reclassification

        Certain   reclassifications   have  been  made  to  the  1995  financial
        statements to conform with the 1996 presentation.


3.      Receivables

        Accounts  receivable is comprised of the following at September 30, 1996 and 1995:
                                                          1996                  1995
                                                      --------------       ---------------
          Billed receivables                          $  4,104,152            $ 3,621,327
          Unbilled receivables                             958,592              3,019,624
                                                      --------------       ---------------
                                                         5,062,744              6,640,951
          Less allowance for doubtful accounts             389,000                369,000
                                                      -------------        ---------------
          Accounts receivable, net                     $  4,673,744           $ 6,271,951
                                                      ==============       ===============

        In April 1994, the Company loaned certain officers a total of $100,000 through promissory notes bearing 7% interest. In February 1996, $33,000 was canceled as part of a severance agreement with an officer. The remaining principal plus accrued interest is due in a lump sum payment during 1997. In March 1996, an additional loan was made to an officer for $25,000 through a non-interest bearing promissory note which was due December 1996.

        During 1996, the Company entered into two sales contracts which resulted in discounted long-term installment receivables of $2,116,107 as of September 30, 1996. Subsequent to September 30, 1996, these receivables were collected through a $843,460 third-party sale with recourse and a $1,250,000 negotiated prepayment by one of the customers. Total net proceeds from these transactions amounted to $2,093,460. Accordingly, the installment receivables are classified as current in the accompanying balance sheet.

4.      Property and Equipment

        Property and equipment is comprised of the following at September 30, 1996 and 1995:

                                                    1996                 1995
                                              ----------------------------------

             Operating equipment               $6,925,092           $5,526,732
             Computer software                  1,180,318              819,052
             Office furniture and fixtures        560,179              480,902
             Leasehold improvements             1,070,253            1,053,973
                                               -------------------------------
                                               $9,735,842           $7,880,659
                                               ===============================

        Depreciation and amortization expense of $1,525,314 and $1,099,338 was included in operating expenses for the years ended September 30, 1996 and 1995, respectively.

        Operating equipment and office furniture and fixtures under capital leases as of September 30, 1996 and 1995 was $2,739,022 and $1,554,679,
        respectively, with accumulated amortization of $1,246,618 and $534,099, respectively. During the years ended September 30, 1996 and 1995, the Company entered into sale and leaseback transactions totaling $1,184,343 and $854,626, respectively. During the year ended September 30, 1995, the Company entered into capital leases totaling $287,421, which were treated as noncash financing transactions for statement of cash flow purposes.

5.      Long-Term Debt

        Notes payable balances at September 30, 1996 and 1995 are as follows:
                                                                                      1996           1995
                                                                                -------------   --------------
          Note  payable to financing  company,  monthly  principal  and interest payments of $17,277 through August 1996,  bearing  interest at 17% per annum,  final twelve  additional  monthly  payments of $9,998  through
          August 1997, collateralized by certain fixed assets.                  $     101,444        268,675

          Noninterest bearing development funding with $75,000 payments
              due May 1997 and May 1998.                                              150,000         99,000
                                                                                --------------  --------------
                                                                                      251,444        367,675
          Less current portion                                                       (176,444)      (167,231)
                                                                                --------------  --------------
                                                                                $      75,000        200,444
                                                                                ==============  ==============

         The annual maturities of the outstanding long-term debt at September 30, 1996 are as follows:

                   Fiscal year
                   -----------
                        1997                           $176,444
                        1998                             75,000
                                                      ---------
                                                       $251,444

          Interest paid by the Company amounted to $383,946 and $219,117 for the years ended September 30, 1996 and 1995, respectively.

 6.      Commitments

         On May 22, 1995, the Company entered into a line of credit agreement which allowed the Company to borrow up to $2,500,000 for working capital. The line of credit was collateralized by substantially all of the Company's assets and included certain financial covenants. The unpaid principal balance, if any, was originally due and payable on August 5, 1996, the line of credit maturity date. During September 1996, the agreement was modified to extend the maturity date to November 4, 1996, at which time the unpaid balance was due and payable. Interest accrued at prime rate plus 1.5% per annum and was payable monthly in arrears. As of September 30, 1996, the Company was advanced $2,160,000 under this line of credit. As of September 30, 1996, the Company was in default of certain financial covenants of this agreement.
         The balance has been subsequently paid in full.

         In October 1996, the Company entered into a line of credit agreement with certain shareholders of the Company which allowed the Company to borrow up to $3,000,000 for working capital. No amounts have been borrowed against this line of credit. The line of credit expired on the effective date of the purchase by Boole & Babbage, Inc. (see Note 1).

         On September 26, 1994, the Company entered into a new ten-year operating lease beginning February 1, 1995 for office space at a new location. In conjunction with the new lease, the Company issued a letter of credit for $289,270 to be used in the event of a default in the payment of rent. The letter of credit agreement expires on January 31, 1998. The letter of credit is collateralized by approximately $292,700 and $291,000 of cash equivalents at September 30, 1996 and 1995, respectively. The lease agreement included approximately $617,000 of reimbursed build-out allowance which was treated as a noncash capital addition in 1995 for purposes of the statement of cash flows.

         In January 1995, the Company entered into a $2,500,000 equipment lease line of credit. Under the equipment lease line, the Company can sell and leaseback equipment or acquire new equipment at fair market values with lease terms of 18 to 36 months. The ability of the Company to obtain additional financing under this equipment lease line expired January 1997. During the years ended September 30, 1996 and 1995, $2,038,969 and $854,626, respectively, was borrowed in the form of sale/leaseback transactions under this lease line. No gain or loss was recognized on these transactions.

         Future minimum lease payments, including fixed escalation increases, under noncancelable operating and capital leases with remaining terms in excess of one year as of September 30, 1996 are:

                                                                               Operating             Capital
                  Fiscal Year                                                   Leases                Leases
                  -----------                                                --------------------------------

                     1997                                                    $   737,816           $  966,540
                     1998                                                        761,495              540,551
                     1999                                                        775,528              204,556
                     2000                                                        818,053               14,476
                     2001                                                         -                     4,006
                                                                             --------------------------------
                  Total minimum lease payments                                $3,092,892            1,730,129
                                                                             ===========
                  Less amounts representing interest                                                 (172,554)
                                                                                                  -----------
                  Present value of minimum lease payments                                           1,557,575
                  Less current portion of capital lease obligations                                  (852,225)
                                                                                                  -----------
                  Long-term portion of capital lease obligations                                   $  705,350
                                                                                                  ===========

          Rent expense for the years ended September 30, 1996 and 1995 was approximately $1,003,000 and $936,000, respectively.

          During fiscal year 1996, the Company entered into various reseller agreements under which royalty payments are due based on future product sales. In connection with these agreements, the Company has committed to purchase software licenses of $3.7 million during the fiscal year ending September 30, 1997, $2.0 million during fiscal year ending September 30, 1998, and $2.5 million during fiscal year ending September 30, 1999. Subsequent to year end, a settlement was negotiated with various of the resellers that reduced these commitments by approximately $3.7 million.

7.        Equity Transactions

          Preferred Stock

          The Company has authorized the issuance 38,254,470 shares of Class A Convertible Preferred Stock, par value $.01, ("Class A Preferred Stock"), 5,180,000 shares of Class B Convertible Preferred Stock, par value $.01 ("Class B Preferred Stock") and 4,250,000 shares of Class C Convertible Preferred Stock, par value $.01 ("Class C Preferred Stock").

          The following  table  reflects the activity for the fiscal years ended
          September 30, 1996 and 1995:

                                              Class A              Class B                     Class C
                                         Preferred Stock        Preferred Stock            Preferred Stock
                                       -------------------------------------------------------------------------
                                       Shares    Stated Value   Shares   Stated Value   Shares      Stated Value
                                       -------------------------------------------------------------------------
            Balance at September 30,
                1994                   38,210,648  $9,759,000   5,000,000  $1,500,000  2,605,303     $11,411,227
            Issuance of Stock               -           -           -           -      1,566,546       6,861,471
                                       -------------------------------------------------------------------------

            Balance at September 30,
                1995 and 1996          38,210,648  $9,759,000   5,000,000  $1,500,000  4,171,849     $18,272,698
                                       =========================================================================


          In October 1994 as part of the June 7, 1994 private placement, 399,544 Class C Preferred shares were issued for an additional $1,750,003. The private placement also included bridge loans, in the form of subordinated promissory notes. The notes, originally issued for $961,108, matured January 3, 1995 at a total value of $1,000,000 including accrued interest, and were converted into 228,302 shares of Class C Preferred Stock.

          In December 1994, 425,000 shares of Class C Preferred Stock were issued as part of the early extinguishment of IBM debt (see Note 11). On June 7, 1995, 513,700 shares of Class C Preferred Stock were issued for an additional $2,250,006.

          The Class A and Class B Preferred Stock classes accumulated dividends from the date of issuance at the rates of $.0179 per annum and $.021 per annum, respectively. The Class C Preferred Stock accumulated dividends quarterly from the date of issuance at a rate of $.3066 per annum. As of September 30, 1996, the cumulative dividends in arrears were $2,853,371, $402,164 and $2,586,405 for Class A, Class B and
          Class C Preferred Stock classes, respectively. The Class C Preferred Stock had first preference of payment for all unpaid past and current dividends before any dividends were to be paid on the Class A and Class B Preferred Stock or the common stock. No dividends, which were payable at the discretion and approval of the Board of Directors, had been declared.

          The holders of Class A and Class B Preferred Stock, were entitled to one vote for every ten shares and could have converted their shares into common stock at the rate of one share of common stock for every ten shares of preferred stock at any time. The holders of Class C Preferred Stock were entitled to one vote per share and could have converted their shares into common stock on a one-for-one basis at any time.

          In the event of liquidation, the holders of Class A, Class B and Class C Preferred Stock were entitled to receive up to $.2554 per share, $.30 per share and $4.38 per share, respectively, as defined, plus accumulated but unpaid dividends. In addition, subject to certain restrictions, there existed a programmed redemption on the Class A, Class B and Class C Preferred Stock whereby the preferred stockholders had the option to require the Company to redeem the stock at a price equal to $.2554, $.30 and $4.38 per share, respectively, as defined, beginning with up to 33-1/3% of each class on December 31, 1999, up to 50% on December 31, 2000, and up to 100% on December 31, 2001.

          As part of the acquisition by Boole & Babbage, Inc., all outstanding shares of Class A, Class B and Class C Preferred Stock were exchanged for shares of Boole & Babbage, Inc. common stock based on their proportionate fair value.

          Common Stock

          The Company has reserved 11,488,725 shares of common stock for issuance upon conversion of preferred stock, exercise of employee stock options, and the exercise of warrants.

          In December 1994, a director of the Company was issued 15,000 shares of common stock for $1.10 per share in exchange for a promissory note bearing 7.74% interest. Principal plus accrued interest was due in a lump sum payment in December 1999; however, this note was released in February 1996 as part of a severance agreement with the former director. During 1996, the Company issued 10,500 shares to members of the Board of Directors for services rendered. The estimated fair value at issuance was $40,500 or $3.85 per share.

          As part of the acquisition by Boole & Babbage, Inc., all outstanding shares of common stock were exchanged for shares of Boole & Babbage, Inc. common stock based on their proportionate fair value.

         Common Stock Options

         In fiscal years 1996 and 1995,  the Company  amended the existing stock option  plan ("the  Plan") for the  purpose of  granting  to  employees options to  purchase up to  2,269,900  shares of the  Company's  common stock.  The following table summarizes stock option activity for fiscal years 1995 and 1996:
                                                                       Options Outstanding
                                                       Shares       ----------------------------
                                                      Available       Shares          Price
            ------------------------------------------------------------------------------------

            Balance, September 30, 1994                 194,461      1,008,023      $.25 - $1.10

            Additional options authorized               200,000           -
            Options granted                            (333,439)       333,439       1.10 - 3.00
            Options exercised                              -          (180,344)         .25
            Options terminated                          201,144       (201,144)       .25 - 3.00
                                                       -----------------------
            Balance, September 30, 1995                 262,166        959,974        .25 - 3.00

            Additional options authorized               769,900           -               -
            Options granted                            (963,746)       963,746       3.00 - 5.00
            Options exercised                              -          (434,674)       .25 - 3.00
            Options terminated                          110,180       (110,180)       .25 - 3.00
                                                       -----------------------
            Balance, September 30, 1996                 178,500      1,378,866       $.25 - $3.00
                                                       =======================

          As of September 30, 1996, 487,165 shares under option had vested and were exercisable.

          The options were granted by action of the Board of Directors pursuant to the Plan and were either incentive stock options or non-statutory options, and were granted under the Plan to key employees to purchase shares at prices not less than fair market value as determined by the Board of Directors on the date of grant. Options granted under the Plan were nonassignable and were exercisable as specified in the option agreement. Generally, once an option had been granted to an employee, the option vested at 20% per year for five years and expired seven years after date of grant.

          As part of the acquisition by Boole & Babbage, Inc., all outstanding options were deemed to have no fair value. Accordingly, the option holders did not receive any shares of Boole & Babbage, Inc.

8.        Income Taxes

          The tax effects of the primary  temporary  differences  giving rise to the Company's net deferred tax assets were as follows:
                                                                                1996                  1995
                                                                              --------------------------------
                  Deferred tax assets:
                  Net operating loss carryforwards                           $14,996,118         $  13,036,340
                  Purchased research and development                             296,000               296,000
                  Deferred revenue                                               550,777               -
                  Other book/tax differences                                     242,186               152,105
                                                                            ----------------------------------
                  Total gross deferred tax asset                              16,085,081            13,484,445
                  Less: valuation allowance                                  (16,078,417)          (13,327,800)
                                                                            ----------------------------------
                  Net deferred tax asset                                           6,664               156,645
                                                                            ----------------------------------
                  Deferred tax liability:
                  Net deferred tax liability                                      (6,664)             (156,645)
                                                                            ----------------------------------
                  Total deferred taxes                                      $     -                      -
                                                                            ==================================

         The Company has net operating loss carryforwards of approximately $41,330,000 and $36,033,000 for tax purposes, as of September 30, 1996 and 1995, respectively. The loss carryforwards, which are subject to limitations for P. 382 of the Internal Revenue Code, are available through the year 2010.

         The Company paid no federal income taxes during the years ended September 30, 1996 and 1995.

9.       Employee Benefits Plan

         The Company has a defined contribution and profit sharing plan which is qualified under Section 401(k) of the Internal Revenue Code. This plan, which covers substantially all U.S. employees, stipulates that employees may elect to contribute an amount between 1% and 20% of their total compensation to the plan. At the end of each plan year, the Company, at its discretion, may make a profit-sharing contribution to the plan, which would be allocated to the accounts of all eligible employees on the basis of their compensation. All employees who are participants during the plan year and are employed by the Company on the last day of the plan year would be eligible to share in the profit-sharing contribution. No contributions have been made by the Company to the plan for the years ended September 30, 1996 and 1995.

10.      Discontinued Operations

         Effective September 30, 1995, MAXM discontinued its business segment of hardware resales. Approximately $450,000 of equipment for resale was included in other current assets at September 30, 1995. This hardware related to contracts entered into prior to September 30, 1995 and subsequently was installed. There were no significant liabilities of this segment included in the accompanying balance sheet as of September 30, 1995. In addition, there were no proceeds from the disposal. The Company recognized $294,941 in 1996 as income from discontinued operations during the phase out period. Due to the Company's tax loss position, no tax provision has been provided for this gain.

         Total consolidated hardware revenues and related costs during the fiscal years ended September 30, 1996 and 1995 are as follows:


                                                       1996              1995
                                                    ----------       -----------

         Hardware revenues                          $1,371,405        $3,803,706
         Hardware cost of goods sold                 1,076,464         3,500,306
                                                    ----------       -----------
                   Gross profit                        294,941           303,400
         Other direct expenses                          -                189,834
                                                    ----------       -----------
         Income from discontinued operations        $  294,941        $  113,566
                                                    ==========       ===========


11.      Extraordinary Item

         On December 23, 1994, the Company and IBM entered into an agreement which resulted in the early extinguishment of a $3,000,000 note payable and Financial Assistance Agreement. Both obligations, totaling $6,557,929 including accrued interest, were canceled in exchange for the payment of $1,750,000 in cash, the issuance of 425,000 shares of Class C Preferred Stock and a new $500,000 secured promissory note to IBM which has subsequently been paid. The resulting gain of $2,430,766 is reported as an extraordinary item for the year ended September 30, 1995.

12.      Segment Reporting

         Information about the Company's geographic areas for the two years ended September 30, 1996 and 1995 is as follows:

                                                    1996
                              ------------------------------------------------
                               N. America           Europe             Total
                               ----------           ------             -----
           Revenue              9,573,825         5,205,547         14,779,372
           Net loss            (5,798,853)         (783,694)        (6,582,547)
           Assets              11,960,972         2,579,829         14,540,801


                                                1995
                          ------------------------------------------------
                               N. America           Europe             Total
                               ----------           ------             -----
           Revenue              2,255,589        14,413,455         16,669,044
           Net income (loss)      114,055                             (825,508)
                                                   (939,563)
           Assets               2,536,545        13,447,272         15,983,817

                            MAXM Systems Corporation
                           Consolidated Balance Sheets
                             (Amounts in thousands)
                          (December 31, 1996 unaudited)
                                                                                    December 31,           September 30
                                                                                       1996                    1996
Assets                                                                             -------------           -------------
Current assets:
    Cash and cash equivalents                                                             $1,510                 $1,662
    Accounts receivable, net                                                               2,428                  4,674
    Installment and other receivables, net                                                   125                  2,116
    Prepaid expenses and other current assets                                              1,156                  1,200
                                                                                    -------------          -------------
             Total current assets                                                          5,219                  9,652

Equipment, furniture and leasehold improvements, net                                       3,727                  4,068
Long-term installment and other receivables                                                  216                     -
Restricted cash                                                                              293                    293
Other assets                                                                                  24                    528
                                                                                    -------------          -------------
             Total assets                                                                 $9,479                $14,541
                                                                                    =============          =============


Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                                     $1,049                   $962
     Other accrued liabilities                                                             3,805                  4,257
     Short-term borrowings                                                                 2,160                  2,160
     Notes payable due within one year                                                       150                    177
     Capital lease obligations due within one year                                           800                    852
     Deferred maintenance revenue                                                          3,753                  4,016
                                                                                    -------------          -------------
             Total current liabilities                                                    11,717                 12,424

Notes payable due after one year                                                              75                     75
Capital lease obligations due after one year                                                 565                    705
Deferred rent                                                                                758                    744
Deferred maintenance revenue due after one year                                            1,490                  1,489
Convertible preferred stock                                                               29,532                 29,532

Stockholders' deficit
     Common stock, par value $.01;  12,000,000 shares authorized;
          1,311,280 and 1,319,772 shares issued and outstanding
          and December 31, 1996 and September 30, 1996, respectively                          13                     13
     Additional paid-in capital                                                           13,835                 13,869
     Accumulated deficit                                                                 (48,444)               (44,315)
     Foreign currency translation adjustment                                                 (62)                     5
                                                                                    -------------          -------------
             Total stockholders' equity                                                  (34,658)               (30,428)
                                                                                    -------------          -------------
             Total liabilities and stockholders' equity                                   $9,479                $14,541
                                                                                    =============          =============

See accompanying notes.

                           MAXM Systems Corporation
                        Consolidated Statements of Income
               (Amounts in thousands, except net income per share)
                                   (Unaudited)


                                                    Three Months Ended
                                                       December 31,
                                             --------------------------------
                                                 1996               1995
                                             ----------         -----------
Revenue:
      Product licensing                           $463              $1,609
      Maintenance fees and other                 1,602               1,642
                                             ----------         -----------
           Total revenue                         2,065               3,251
                                             ----------         -----------

Costs and expenses:
      Cost of product licensing                    355                 290
      Cost of maintenance fees and other         1,367                 730
      Product development                          791                 929
      Sales and marketing                        2,520               2,489
      General and administrative                   937                 837
                                             ----------         -----------
           Total costs and expenses              5,970               5,275
                                             ----------         -----------

Operating loss                                  (3,905)             (2,024)

Interest and other income, net                    (224)                (50)
                                             ----------         -----------
Income before provision for income taxes        (4,129)             (2,074)

Provision for income taxes                         -                   -
                                             ----------         -----------

Net loss                                       ($4,129)            ($2,074)
                                             ==========         ===========

See accompanying notes.

                            MAXM Systems Corporation
                      Consolidated Statements of Cash Flows
                       (Amounts in thousands) (Unaudited)
                                                                                             Three Months Ended
                                                                                                December 31,
                                                                                      ----------------------------------
                                                                                          1996                 1995
                                                                                      --------------       -------------
Cash flows from operating activities:
  Net loss                                                                                  ($4,129)            ($2,047)
  Adjustments to reconcile net loss to net cash
      used by operating activities:
      Depreciation                                                                              419                 308
      Stock issued under compensatory stock plans                                                -                   27
      Changes in operating assets and liabilities excluding the effect of acquisitions:
         Accounts receivable and installment and other receivables                            3,226              (1,838)
         Prepaid expenses and other assets                                                      343                 265
         Accounts payable, accrued expenses and deferred rent                                  (180)                (97)
         Deferred maintenance revenue                                                          (262)              1,249
                                                                                      --------------       -------------

Net cash used for operating activities                                                         (583)             (2,133)
                                                                                      --------------       -------------

Cash flows from investing activities:
     Purchases of equipment, furniture and leasehold improvements                               (78)                 (8)
                                                                                      --------------       -------------

Net cash used for investing activities                                                          (78)                 (8)
                                                                                      --------------       -------------

Cash flows from financing activities:
      Proceeds from sale of lease receivables                                                   795                 -
      Proceeds from line of credit                                                               -                  800
      Payments on notes payable                                                                 (27)               (139)
      Payments on capital leases                                                               (192)               (140)
                                                                                      --------------       -------------

Net cash provided by financing activities                                                       576                 521
                                                                                      --------------       -------------

Effect of exchange rate changes on cash                                                         (67)                (24)
                                                                                      --------------       -------------

Net decrease in cash and cash equivalents                                                      (152)             (1,644)

Cash and cash equivalents at beginning of period                                              1,662               3,616
                                                                                      --------------       -------------

Cash and cash equivalents at end of period                                                   $1,510              $1,972
                                                                                      ==============       =============

Supplemental  disclosures  of cash flow  information:

   Cash paid during the year for:
          Interest                                                                             $104                 $69
          Income taxes, net                                                                      $2                  $0


Supplemental disclosures of noncash investing and financing activities:
          Capital lease obligations of $527,000 were incurred in the quarter ended December 31, 1995 for the purchase of equipment and autos.

See accompanying notes

                            MAXM SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

 1.   Basis of Presentation

      The accompanying consolidated financial statements include the accounts of all subsidiaries after the elimination of all significant inter-company items and transactions.

      The unaudited consolidated balance sheet as of December 31, 1996 and the unaudited consolidated statements of operations and cash flows for the three months ended December 31, 1996 and 1995 should be read in conjunction with the MAXM Systems Corporation audited financial statement and related notes.

      The consolidated financial information at December 31, 1996 and for the three-month periods ended December 31, 1996 and 1995 is unaudited. The statements in this report include all adjustments of a normal recurring nature. In the opinion of management, these adjustments are necessary for a fair statement of the interim results for the periods presented. The interim results are not necessarily indicative of the results for the full year.

 2.   Subsequent Events

      During December 1996, Boole & Babbage, Inc. agreed to acquire, subject to certain conditions, all of the outstanding capital stock of MAXM Systems Corporation in exchange for 1,137,115 shares, 10% of which are held in escrow with an independent third party escrow agent, of Boole & Babbage common stock. The transaction was completed on January 16, 1997. The transaction will be accounted for using the pooling of interest method.

 3.   Contingencies

      The Company is involved in certain legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without material adverse effect on the Company's financial position or results of operations.

         (b)      Unaudited Pro Forma Combined Financial Statements

                  Pro Forma Combined Balance Sheet as of December 31, 1996

                  Pro Forma  Combined  Statements  of  Operations  for the years ended September 30, 1996 and the three months ended December 31, 1996, 1995 and 1994

                  Notes to  Unaudited  Pro Forma  Combined  Balance  Sheets  and
                      Combined Statements of Operations

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined financial statements give effect to the combination of Boole & Babbage, Inc. ("Boole & Babbage") and MAXM Systems Corporation ("MAXM") on a pooling of interests basis. The unaudited pro forma combined balance sheet presents Boole & Babbage's unaudited consolidated balance sheet as if the merger took place on December 31,1996. The unaudited pro forma combined statements of operations present Boole & Babbage's consolidated statements of operations for the fiscal years ended September 30, 1996, 1995 and 1994 and the three months ended December 31, 1996.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as presented in the accompanying unaudited pro forma combined financial information, nor is it necessarily indicative of future operating results or financial position.

These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the notes of Boole & Babbage and MAXM which are incorporated in or included elsewhere in the Form 8-K/A.

               Boole & Babbage, Inc. and MAXM Systems Corporation
                      Proforma Consolidated Balance Sheets
                             (Amounts in thousands)
                          (December 31, 1996 unaudited)

                                                                           Boole &         MAXM                           Proforma
Assets                                                                  Babbage, Inc   Systems Corp    Adjustments        Combined
                                                                        ------------   ------------    ------------     ------------
Current assets:
    Cash and cash equivalents                                             $  28,667       $   1,510       $     0         $  30,177
    Short-term investments                                                   27,999            --              --            27,999
    Accounts receivable, net                                                 25,441           2,428            --            27,869
    Deferred tax asset                                                       48,848            --              --            48,848
    Installment and other receivables, net                                    4,848             125            --             4,973
    Prepaid expenses and other current assets                                 5,791           1,156            --             6,947
                                                                          ---------       ---------       ---------       ---------
             Total current assets                                           141,594           5,219            --           146,813

Purchases and internally developed software, net                             11,478            --              --            11,478
Equipment, furniture and leasehold improvements, net                          8,687           3,727            --            12,414
Long-term installment and other receivables                                  47,542             216            --            47,758
Long-term deferred tax asset                                                  6,572            --             2,935(6)        9,507
Restricted cash                                                                --               293            --               293
Costs in excess of net assets of purchased businesses, net                      654            --              --               654
Other assets                                                                  5,702              24            --             5,726
                                                                          ---------       ---------       ---------       ---------
             Total assets                                                 $ 222,229       $   9,479       $   2,935       $ 234,643
                                                                          =========       =========       =========       =========


Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                     $   6,622       $   1,049       $       0       $   7,671
    Accrued payroll expense                                                   7,995            --              --             7,995
     Other accrued liabilities                                               20,572           3,805          10,000(7)       34,377
     Short-term borrowings                                                      781           2,160            --             2,941
     Notes payable due within one year                                          294             150            --               444
     Capital lease obligations due within one year                              811             800            --             1,611
     Deferred maintenance revenue                                            47,416           3,753            --            51,169
                                                                          ---------       ---------       ---------       ---------
             Total current liabilities                                       84,491          11,717          10,000         106,208

Notes payable due after one year                                                354              75            --               429
Capital lease obligations due after one year                                  1,949             565            --             2,514
Deferred rent                                                                  --               758            --               758
Deferred maintenance revenue due after one year                              32,203           1,490            --            33,693
Convertible preferred stock                                                    --            29,532         (29,532)(2)         --

Stockholders' equity:
    Common stock                                                                 18              13             (12)(2)          19
     Additional paid-in capital                                              39,392          13,835          29,544 (2)      82,771
     Retained earnings                                                       66,750         (48,444)         (7,065)         11,241
    Unrealized gain on marketable securities                                  1,708            --              --             1,708
     Foreign currency translation adjustment                                  2,369             (62)           --             2,307
    Less treasury stock                                                      (7,005)           --              --            (7,005)
                                                                          ---------       ---------       ---------       ---------
             Total stockholders' equity                                     103,232         (34,658)         22,467          91,041
                                                                          ---------       ---------       ---------       ---------
             Total liabilities and stockholders' equity                   $ 222,229       $   9,479       $   2,935       $ 234,643
                                                                          =========       =========       =========       =========

See accompanying notes.

               Boole & Babbage, Inc. and MAXM Systems Corporation
                   Proforma Consolidated Statements of Income
               (Amounts in thousands, except net income per share)
                                   (Unaudited)

                                                         Three Months                   Year Ended September 30,
                                                             Ended              -------------------------------------------
                                                        December 31, 1996           1996             1995            1994
                                                        -----------------           ----             ----            ----
Revenue:
      Product licensing                                     $27,278                $95,239          $91,692         $72,970
      Maintenance fees and other                             22,483                 85,363           79,458          68,981
                                                          ----------             ----------      -----------     -----------
           Total revenue                                     49,761                180,602          171,150         141,951
                                                          ----------             ----------      -----------     -----------

Costs and expenses:
      Cost of product licensing                               3,978                 21,960           19,768          15,158
      Cost of maintenance fees and other                      6,016                 13,199           13,909          13,805
      Product development                                     6,387                 22,326           21,056          18,667
      Sales and marketing                                    25,181                 91,894           86,492          70,297
      General and administrative                              5,270                 18,392           17,140          16,406
      Purchased R&D expense                                     -                      -                -             4,051
                                                          ----------             ----------      -----------     -----------
           Total costs and expenses                          46,832                167,771          158,365         138,384
                                                          ----------             ----------      -----------     -----------

Operating income                                              2,929                 12,831           12,785           3,567

Interest and other income, net                                1,589                  5,641            3,907           1,306
                                                          ----------             ----------      -----------     -----------
Income before provision for income taxes                      4,518                 18,472           16,692           4,873

Provision for income taxes                                    2,600                  7,015            6,000           3,570
                                                          ----------             ----------      -----------     -----------
Net income before extraordinary item                          1,918                 11,457           10,692           1,303

Extraordinary gain on early extinguishment of debt              -                      -              2,430             -
                                                          ----------             ----------      -----------     -----------
Net Income                                                   $1,918                $11,457          $13,122          $1,303
                                                          ==========             ==========      ===========     ===========

Net income per share                                          $0.10                  $0.60            $0.71           $0.08
                                                          ==========             ==========      ===========     ===========

Shares used in per share calculations                        20,115                 19,205           18,460          17,335
                                                          ==========             ==========      ===========     ===========

                              BOOLE & BABBAGE, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)


 1. The unaudited pro forma combined balance sheet presents Boole & Babbage's unaudited consolidated balance sheet as if the merger took place on December 31,1996. The unaudited pro forma combined statements of operations present Boole & Babbage's consolidated statements of operations for the fiscal years ended September 30, 1996, 1995 and 1994 and the three months ended December 31, 1996. The audited pro forma combined financial statements give effect to the combination of Boole & Babbage, Inc. ("Boole & Babbage") and MAXM Systems Corporation ("MAXM") on a pooling of interest basis.

 2. The pro forma combined financial statements reflect the issuance of 1,137,114 shares of Boole & Babbage common stock for all of the outstanding preferred classes and common stock of MAXM in connection with the merger.

 3. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as presented in the accompanying unaudited pro forma combined financial information, nor is it necessarily indicative of future operating results or financial position.

 4. These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereof of Boole & Babbage and MAXM which are incorporated in or included elsewhere in the Form 8-K/A.

 5. On a combined basis, there were no material transactions between Boole & Babbage and MAXM during any period presented.

 6. Pro forma adjustments have been made to reduce valuation allowances previously provided by MAXM against deferred tax assets attributable to it's net operating loss carryforwards. Boole and Babbage has concluded that it is more likely that not that a portion of MAXM's net operating loss carryovers (approximately $2.9 million of tax benefit at December 31, 1996) will be realized against future projected combined taxable income of the two companies.

 7. The Company expects to incur charges to operations currently estimated to be between $8 million and $12 million before taxes, primarily in the March 1997 quarter in which the merger is to be consummated, to reflect transaction fees and costs incident to the merger. An estimated charge, at the midpoint of the above range, of $10 million is reflected in the pro forma combined balance sheet as a reduction to retained earnings and an increase in accrued liabilities. The estimated range is not reflected in pro forma combined statement of operations data. The amount of this charge is a preliminary estimate and therefore is subject to change.

 8. Net income per common share is computed by adding to the weighted average number of common shares outstanding during the period the number of dilutive common shares that would be issuable upon the exercise of outstanding options using the treasury stock method of computation.


                                                                                  Years ended
                                                          3 Mo. Ended            September 30,
                                                         December 31,      ----------------------------
                                                            1996           1996        1995        1994
                                                            ----           ----        ----        ----
PRIMARY
   Weighted average number of common
      shares outstanding during the year                    18,551          17,706      17,018      16,187
   Incremental common shares attributable
      to exercise of outstanding options
      (assuming proceeds would be used to
      purchase treasury stock)                               1,564           1,499       1,442       1,148
                                                             -----           -----       -----       -----
Total shares                                                20,115          19,205      18,460      17,335
                                                            ======          ======      ======      ======

Net income                                                  $1,918         $11,457     $13,122      $1,303
                                                            ======         =======     =======      ======

Net income per share                                          $.10            $.60       $0.71       $0.08
                                                              ====            ====       =====       =====

FULLY DILUTED
   Weighted average number of common
      shares outstanding during the year                    18,551          17,706      17,018      16,187
   Incremental common shares attributable
      to exercise of outstanding options
      (assuming proceeds would be used to
      purchase treasury stock)                               1,888           1,554       1,542       1,343
                                                            ------          ------      ------      ------
Total shares                                                20,439          19,260      18,560      17.530
                                                            ======          ======      ======      ======

Net income                                                  $1,918         $11,457     $13,122      $1,303
                                                            ======         =======     =======      ======

Net income per share                                          $.09            $.59       $0.71       $0.07
                                                              ====            ====       =====       =====

 Exhibit
 Number                             Description of Exhibit
--------                            ----------------------

 *2.1 Agreement and Plan of Merger and Reorganization dated December 10, 1996, among Boole & Babbage, Inc., a Delaware corporation, Merger Acquisition Sub, Inc., and Delaware corporation, and MAXM Systems Corporation, a Delaware corporation.

*99.1    Press Release of Boole & Babbage, Inc. dated January 16, 1997

 24.1    Consent of Coopers & Lybrand L.L.P., Independent Accountants

* These exhibits were included in the Form 8-K filed on January 31, 1997